THE BANK OF NEW YORK

NEW YORK’S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286

AMERICAN  DEPOSITARY  RECEIPTS

September 12, 2003

U.S. Securities & Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Attn.:  Document Control

Re:    American Depositary Shares evidenced by American Depositary Receipts each representing Ordinary Shares, par value of 50 pence each, of  Premier Oil plc (File No. 333-06462 )

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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York, as depositary for securities against which American Depositary Shares are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting  the change in ratio and par value for Premier Oil plc.

As required by Rule 424(e), the upper right hand corner of the cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate with revised ratio and par value for Premier Oil plc.

The Prospectus has been revised to reflect the new ratio of one (1) ADS representing (1) ordinary share and the new par value of 50 pence per share, and has been overstamped with:

“EFFECTIVE SEPTEMBER 12, 2003, THE RATIO HAS CHANGED FROM EACH ADS REPRESENTING TEN SHARES TO EACH ADS REPRESENTING ONE SHARE AND THE PAR VALUE HAS CHANGED FROM 17.5 PENCE EACH TO 50 PENCE EACH”

Please contact me with any questions or comments at 212 815- 3938.

/s/ Brian M. Heston

    Brian M. Heston

    Assistant Vice President

Encl.

cc:    Paul Dudek, Esq.

         (Office of International Corporate Finance)